                                                                EXHIBIT 10.66









               RYAN PROPERTIES, INC., A MINNESOTA CORPORATION

                                                            Landlord



                                     and



            RUFFALO, CODY & ASSOCIATES, INC., AN IOWA CORPORATION


                                                            Tenant



                           ----------------------

                               LEASE AGREEMENT

                           ----------------------




                       Dated as of September 26, 1994
                                   ------------------






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                              TABLE OF CONTENTS


SECTION                                                                   PAGE



1.   Leased Property; Fixed Term.............................................1

2.   Basic Rent, etc.........................................................2
     2.1. Basic Rent.........................................................2
     2.2. Basic Rent; Manner of Payment......................................2

3.   Additional Rent.........................................................2

4.   Net Lease; No Counterclaim, Abatement, etc..............................2

5.   Condition and Use of Property...........................................2

6.   Maintenance and Repairs...............................................2-3

7.   Alterations and Additions, etc..........................................3

8.   Tenant's Equipment......................................................3

9.   Utility Services........................................................3

10.  No Claims Against Landlord, etc.........................................3

11.  Indemnification by Tenant.............................................3-4

12.  Inspection, etc.........................................................4

13.  Payment of Taxes, etc.................................................4-5

14.  Compliance with Legal and Insurance Requirements, Instruments...........5

15.  Liens, Easements, etc...................................................5

16.  Permitted Contests....................................................5-6

17.  Insurance.............................................................6-7
     17.1. Risks to be Insured...............................................6
     17.2. Policy Provisions.................................................7
     17.3. Delivery of Policies, Insurance Certificates......................7






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


18.  Hazardous Materials...................................................7-8

19.  Damage to or Destruction of Property....................................8
     19.1. Tenant to Give Notice.............................................8
     19.2. Restoration.......................................................8
     19.3. Total Destruction.................................................8
     19.4. Application of Insurance Proceeds...............................8-9

20.  Taking of Property.................................................. 9-10
     20.1. Tenant to Give Notice; Assignment of Awards, etc..................9
     20.2. Partial Taking....................................................9
     20.3. Total Taking...................................................9-10
     20.4. Application of Awards, etc.......................................10

21.  Certificate as to No Event of Default, etc.; Financial Statements...11-12
     21.1. Certification of Tenant as to No Event of Default, etc...........11
     21.2. Certificate of Landlord..........................................11
     21.3. Financial Statements..........................................11-12

22.  Right of Landlord to Perform Tenant's Covenants, etc...................12

23.  Assignments, Subleases, Mortgages, etc.................................12
     23.1. Assignments, Subleases, etc. by Tenant...........................12
     23.2. Assignments, Mortgages, etc. by Landlord......................12-13

24.  Events of Default; Termination......................................13-14

25.  Repossession, etc......................................................14

26.  Survival of Tenant's Obligations; Damages...........................14-15
     26.1. Termination of Lease Not to Relieve Tenant of Obligations.....14-15
     26.2. Current Damages..................................................15
     26.3. Final Damages....................................................15

27.  Tenant's Waiver of Statutory Rights....................................15

28.  No Waiver by Landlord..................................................16

29.  Remedies Cumulative....................................................16

30.  Modification, Acceptance of Surrender..................................16







                                     ii


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31.  End of Lease Term......................................................16

32.  Notices, etc........................................................16-17

33.  Short Form or Memorandum...............................................17

34.  Quiet Enjoyment........................................................17

35.  Miscellaneous..........................................................18

36.  Definitions.........................................................18-21


     Exhibit A: Description of Property;, Permitted Exceptions
     Exhibit B: Plans and Specifications
     Exhibit C: Basic Rent Schedule
     Exhibit D: Enviromental Survey





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

                               LEASE AGREEMENT



     THIS LEASE AGREEMENT (the "Lease"), dated as of September 26th, 1994, between Ryan Properties, Inc., a Minnesota Corporation, (hereinafter referred to as "Landlord"), and Ruffalo, Cody and Associates, Inc., an Iowa Corporation (hereinafter referred to as "Tenant").



                              WITNESSETH THAT:

        In consideration of the mutual agreements contained in this Lease, Landlord and Tenant agree with each other as follows:

        1.  Leased Property, Term.

            1.1 Leased Property, Fixed Term. Upon and subject to the conditions and limitations set forth below, Landlord leases to Tenant, and Tenant leases, and rents from Landlord, the following property ("Property") described in Exhibit A attached hereto and made a part hereof, together with an existing 32,565 square foot building to be renovated by Landlord and all buildings, improvements and structures now or hereafter located on the Property (the "Improvements") subject, however, to such of the Permitted Exceptions set forth on Exhibit A hereto.



            The Improvements shall be constructed by Landlord in a good and workmanlike manner and in accordance with the plans and specifications for the same identified on Exhibit B attached hereto and shall comply with all Legal Requirements. Landlord and Tenant have each signed a set of such plans and specifications identified on Exhibit B. The improvments are anticipated to be completed by April 1st, 1995.



            Landlord further agrees to provide during the first five (5) years of the Fixed Term, parking spaces for the benefit of Tenant's employees, customers and visitors. Such parking spaces shall be located off the Property at a location reasonably acceptable to Tenant within four blocks of the Property The monthly rate shall be TWENTY and no/100 Dollars ($20.00) per parking space. Tenant's use of such parking spaces shall be subject to such rules and regulations as may from time to time be put into effect by the owner/operator of the parking facility.

            TO HAVE AND TO HOLD the Property for a fixed term (the "Fixed Term") commencing on the 1st day of April 1995, and expiring at midnight on the last day of the calendar month which is 120 full calendar months following the commencement of the Fixed Term, unless this Lease shall sooner terminate as provided herein.

        The blank with respect to the commencement of the term shall be completed as follows: A date thirty (30) days after Landlord or Landlord's architect issues a Certificate of Substantial Completion of Landlord's work or the date on which Tenant actually opens for business, whichever is earlier. Landlord shall have the right to insert the commencement date as so determined or the said date may be set by amendment hereto if requested by either party. In the event a dispute occurs as to whether or not the Landlord's work in construction of the Improvements is substantially completed, the certificate of Landlord's architect that the Improvements are so completed shall be conclusive and binding upon the parties hereto.

        1.2 Extended Term. Tenant shall have the option to extend the term of this Lease with respect to the entire Property for two (2) additional terms of five (5) years each, collectively, the "Extended Terms", and individually, an "Extended Term"; provided, however, that no Event of Default shall have occurred and be continuing at the time of any such exercise. The Extended Term shall be upon the same terms as provided in this Lease for the Fixed Term, except for the Basic Rent which shall be as set forth on Exhibit C for the Extended Term. The Tenant shall exercise to Landlord not less than 365 days prior to the expiration of the Fixed Term or the then current Extended Term, as the case may be. Should Tenant fail to exercise any option to extend the term of this Lease within the time provided in this Section 2, all of the Tenant's rights further to extend the term hereof shall expire.

        2. Basic Rent.

           2.1 Basic Rent. Net basic rental ("Basic Rent") shall be payable during the Fixed Term in the amounts and at the times specified on Exhibit C hereto.

           2.2 Basic Rent Net; Manner of Payment. The Basic Rent and all other sums payable to Landlord hereunder shall be payable in such currency of the United States of America as at time of payment shall be legal tender for the payment of public and private debts and shall be paid to Landlord at Landlord's address set forth above or to such other person or address as Landlord from time to time may designate. The Basic Rent shall be net to Landlord so that this Lease shall yield to Landlord the full amount of the installments of Basic Rent throughout the term of this Lease without deduction or setoff.

        3. Additional Rent. Tenant will also pay, from time to time as provided in this Lease or on demand of Landlord, as additional rent (the "Additional Rent") (a) all other amounts, liabilities and obligations that Tenant herein assumes or agrees to pay, and (b) interest at the rate of fifteen per cent (15%) per annum on such of the foregoing amounts, liabilities and obligations as are payable by Tenant that are not paid when due and that Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord until paid by Tenant and on all overdue installments of Basic Rent and other sums payable under this Lease, from the due date thereof until payment.

        4. Net Lease; No Counterclaim, Abatement, etc. This Lease is a net lease, and the Basic Rent, Additional Rent and all other sums payable hereunder shall be paid without setoff or deduction. Except as otherwise expressly provided in this Lease, Tenant shall at all times remain bound by this

Lease and shall at all times remain obligated to pay the stated rentals required by this Lease. Except as specifically set forth herein to the contrary, Tenant shall in no event have any right to terminate this Lease.

        5. Condition and Use of Property. Tenant upon acceptance of possession acknowledges that Tenant will be fully familiar with the physical condition of the Property and has received the same in good and clean order and condition, and that the Property complies in all respects with all requirements of this Lease. Tenant may use the Property for any office purpose and will not do or permit any act or thing that is contrary to any Legal Requirement or Insurance Requirement, or that may impair the value or utility of the Property or any part thereof, or that constitutes a public or private nuisance or waste of the Property or any part thereof.

        6. Maintenance and Repairs. Tenant at its expense will keep the Property and the adjoining sidewalks, curbs, and all means of access to the Property in good and clean order and condition, subject to ordinary wear and tear, and will promptly, at its own expense, make all necessary or appropriate repairs, replacements and renewals thereof, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen, provided however, Landlord shall maintain footings, foundations, exterior walls, and roofing systems. All repairs, replacements and renewals shall be at least equal in quality, utility and class to the original condition of the Property. Tenant waives any right created by any law now or hereafter in force to make repairs to the Property at Landlord's expense. Landlord shall have no obligation to repair, rebuild or maintain the Property.

        7. Alterations and Additions, etc. Tenant at its expense may make reasonable alterations of and additions to the Improvements or any part thereof, provided, however, that any such alteration or addition (a) shall not change the general character of the Improvements located on the Property, or reduce the fair market value of any such Improvements immediately before such alteration or addition (assuming the Property was then being maintained in accordance with the terms of this Lease), (b) shall be effected with due diligence, in a good and workmanlike manner and in compliance with all Legal Requirements, Insurance Requirements and the provisions of Section 14 hereof, and (c) shall be fully paid for by Tenant upon its construction or installation on the Property. All alterations of and additions to the Improvements, other than Tenant's Equipment, shall immediately become the property of Landlord and shall constitute a part of the Property.

        8. Tenants Equipment. All Tenant's Equipment shall be the property of Tenant. Tenant will immediately repair at its expense all damage to the Property caused by any removal of Tenant's Equipment therefrom, whether effected by Tenant or Landlord.

        9. Utility Services. Tenant will pay or cause to be paid all charges of any nature for utilities, communications and other services rendered at the Property.

        10. No Claims Against Landlord, etc. Nothing contained in this Lease shall constitute any consent or request by Landlord or any Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part


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
thereof, nor as giving Tenant any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord or any Mortgagee in respect thereof.

     11. Indemnification by Tenant. Tenant will (to the full extent permitted by applicable law) protect, indemnify and save harmless Landlord, any beneficiary of Landlord, any officer, director or shareholder of any of the foregoing and Mortgagee of the Property (each an "Indemnified Party") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against any Indemnified Party or against the Property or any interest of such Indemnified Party therein by reason of the occurrence or existence of any of the following, during the term of this Lease, unless caused solely by the willful misconduct or negligence of such Indemnified Party: (1) any accident, injury to or death of any person or persons or loss of or damage to property occurring on or about the Property or any part thereof or the adjoining sidewalks, curbs, streets or ways, (b) any use, non-use or condition of the Property or any part thereof, or of the adjoining sidewalks, curbs, streets or ways, including, without limitation, claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, any claim as to which the applicable insurance is inadequate, and any claim in respect of any adverse environmental impact or effect which is due solely to the Tenant's conduct or operation after the commencement of the Lease and is not the result of any pre-exisiting condition which is later discovered, (c) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, (d) any negligent or tortuous act on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees, or (e) any negligent or tortious act on the part of any assignee or sublessee of Tenant, or of any agents, contractors, servants, employees, licensees or invitees of any assignee or sublessee of Tenant. Any Indemnified Party seeking indemnification hereunder shall give notice to Tenant of the existence of any claim giving rise to the need for such indemnification within thirty (30) Business Days after the date on which such Indemnified Party shall have obtained actual knowledge of such claim; provided, however, that no Indemnified Party shall have any such obligation with respect to any claim whose existence is actually or constructively known to Tenant. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any occurrence referred to above, Tenant, upon the request of such Indemnified Party, will at Tenant's expense resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Tenant and reasonably acceptable to such Indemnified Party.

     12. Inspection, etc. Landlord and its authorized representatives may enter the Property at all reasonable times (provided that no such entry shall be made without reasonable advance notice or shall unreasonably interfere with the conduct of Tenant's business) for the purpose of (a) inspecting the same, (b) exhibiting the Property for the purpose of sale or mortgage or other financing,
(c) at any time within six (6) months prior to the expiration of the term of this Lease, exhibiting the Property for the purpose of leasing same, and (d) at any time after Tenant shall have abandoned the Property, displaying thereon advertisements for sale or letting. Landlord shall not have any duty to make any such inspection and shall not incur any liability or obligation for not making any such inspection. No such entry shall constitute an eviction of Tenant.


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
        13. Payment of Taxes, etc. Subject to the provisions of Section 16 hereof, Tenant will pay, promptly as and when the same shall become due and payable all taxes (including, without limitation, real estate taxes, personal or other property taxes and all sales, value added, use and similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the term hereof) installments of which become due during the term hereof, or in any case a prorate share thereof, water, sewer or other rents, rates and charges, excises, review, license fees, permit fees, or any future inspection fees and other authorization fees which may be created or imposed and other charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character that may be assessed, levied, confirmed or imposed on or in respect of the Property or any rent therefrom (all of the foregoing being hereinafter collectively referred to as "Taxes"). Notwithstanding the foregoing or any other provision of this Lease, Tenant shall not be required to pay any income, profits or revenue tax upon the net income of Landlord, nor any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, nor any interest, additions to tax or penalties in respect thereof, unless such tax is imposed, levied or assessed in substitution for any Taxes that Tenant is required to pay pursuant to this Section 13. Tenant will furnish to Landlord, upon request, official receipts or other proof reasonably satisfactory to Landlord evidencing payment of any Taxes in accordance with the requirements of this Section 13.

        14. Compliance with Legal and Insurance Requirements. Instruments. Subject to the provisions of Section 16 hereof, Tenant at its expense will promptly (a) comply with all Legal Requirements and Insurance Requirements, and
(b) procure, maintain and comply with all permits, licenses and other authorizations required for any use of the Property.

        15. Liens, Easements, etc. Tenant will not directly or indirectly create or permit to be created or to remain, and will discharge, any mortgage, lien, or encumbrance with respect to the Property or any part thereof or Tenant's interest therein, or the Basic Rent, Additional Rent or any other sum payable under this Lease.

        16. Permitted Contests. Tenant at its expense may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Taxes or lien therefor or any Legal Requirement or Insurance Requirement or the application of any instrument of record affecting the Property or any part thereof or any claims of mechanics, materialmen, suppliers or vendors or lien therefor, and if permitted by law, may withhold payment of the same pending such contest; provided, however, that (a) such proceedings shall suspend the collection thereof from Landlord, the Property and any sums payable hereunder,
(b) neither the Property nor any part thereof or interest therein (or any sums payable hereunder) would be in any danger of being sold, forfeited or lost, nor would the use or occupancy of the Property (or any part thereof) be adversely affected, (c) Landlord shall not be in any danger of any civil or criminal liability by reason thereof and neither the Property nor any part thereof or interest therein (or any sums payable hereunder) would be subject to the imposition of any lien as a result of such failure, and (d) Tenant shall have either (i) paid the disputed amount under protest, or (ii) furnished to Landlord such security as Landlord may deem reasonably necessary to insure the ultimate payment of the contested amount



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
and to prevent the forfeiture of any sums payable to Landlord or any Mortgagee hereunder. Tenant shall give prompt written notice to Landlord of the commencement of any contest referred to in the preceding sentence, providing a reasonably detailed description thereof, and Landlord shall, at Tenant's expense, cooperate with Tenant with respect to any such contest. Tenant agrees that each such contest shall be promptly prosecuted to final conclusion, and Tenant shall indemnify and save Landlord and any Mortgagee harmless from and against any and all losses, judgments, decrees and costs (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith. Tenant agrees that it will, promptly after final determination of each such contest, fully pay and discharge the amounts which shall finally be levied, assessed, charged or imposed or determined to be payable, together with all penalties, fines, interest, costs and expenses incurred in connection therewith, and perform all acts the performance of which shall be finally ordered or decreed as a result thereof.

        17.  Insurance.

             17.1. Risks to be Insured. Tenant, at its expense, will maintain with insurers authorized to issue insurance in the State of Iowa and having an A.M. Best rating of "A" or better or otherwise approved by Landlord and any Mortgagee (a) insurance with respect to the Improvements against loss or damage by fire, lightning and other risks from time to time included under "all-risk" policies and against loss or damage by sprinkler leakage, water damage, collapse, vandalism and malicious mischief, in amounts sufficient to prevent Landlord and Tenant from becoming co-insurers of any loss under the applicable policies, and in any event in amounts not less than 100% of the actual replacement costs of the Improvements (initially determined as of the date on which such insurance is originally issued, and subsequently re-determined on the basis on an annual review of the actual replacement cost of the Improvement), as determined at the request of Landlord (such insurance shall also include at least nine (9) months rental loss coverage), (b) comprehensive general liability insurance against claims arising out of or connected with the possession, use, leasing, operation or condition of the Property in such amounts as are usually carried by persons operating similar properties in the same general locality but in any event with a combined single limit of not less than $5,000,000 for any single injury to a person and $10,000,000 for all claims with respect to property damage and personal injury and death with respect to any one occurrence, (c) explosion insurance in respect of any steam and pressure boilers and similar apparatus located on the Property in amounts not less than those required by subdivision (b) above, (d) in the event that the Property shall at any time be used as anything other than for office purposes such other insurance against such risks and in such amounts as Landlord shall reasonably request. In addition, during any period of repair, alteration or addition to the Property, Tenant shall obtain and keep in effect Builder's Risk insurance in such amounts as Landlord shall reasonably request. Tenant may effect any insurance not required by this Lease, but any such insurance effected by Tenant on the Property shall be for the benefit of Landlord, Tenant and any Mortgagee, as their interests may appear, and shall be subject to all of the provisions of Section 17.2 hereof. The insurance required under this Section 17.1 may be subject to a deductible in an amount not exceeding $2,500.00 and may be effected under a blanket policy or policies covering the Property and other property and assets not constituting part of the Property; provided, however, that any such policy shall specify the portion of the total coverage of such policy or policies that is allocated to the Property and shall, in all other respects, comply with the requirements of this
Section 17.

        17.2  Policy Provisions.  All insurance maintained by Tenant pursuant to
Section 17.1 hereof shall (a) name Landlord (individually and as a fiduciary), Tenant and any Mortgagee as insured parties, (b) provide that all insurance proceeds for losses of less than $10,000 shall, except in the case of comprehensive general liability insurance be adjusted by and be payable to Tenant to be used by Tenant, to the extent necessary, for Restoration, (c) provide that all insurance proceeds for losses of $10,000 or more shall (except in the case of comprehensive general liability insurance and workers' compensation insurance) be adjusted by Landlord and Tenant jointly and shall be payable to any Mortgagee by means of a standard mortgage loss payable endorsement (or to Landlord, if there is not Mortgagee), to be held in trust pursuant to the terms of this Lease, (d) provide that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each named insured party and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after delivery to each named insured party and loss payee of written notice thereof, and (e) be reasonably satisfactory in all other respects to Landlord and any Mortgagee.

        17.3 Delivery of Policies; Insurance Certificates. Tenant will deliver to Landlord and any Mortgagee the originals of all insurance policies (or, in the case of blanket policies, certificates thereof) and any amendments or supplements thereto with respect to the Property that Tenant is required to maintain pursuant to this Section 17, together with evidence as to the payment of all premiums then due thereon, and not later than 30 days prior to the expiration of any policy, a certificate of the insurer evidencing the replacement or renewal thereof.

        18. Hazardous Materials. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Property any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Property. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Property. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Property occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or





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
earlier termination of the Lease Term. Landlord has caused an environmental survey of the property to be preformed by Shive Hattery and Associates attached hereto as Exhibit D.

   19.  Damage to or Destruction of Property.

        19.1. Tenant to Give Notice. In case of any damage to or destruction of the Improvements located on the Property (or any part of such Improvements), the Restoration of which is reasonably estimated to cost more than $10,000.00, Tenant will promptly give notice thereof to Landlord, generally describing the nature and extent of such damage or destruction and setting forth Tenant's best estimate of the cost of Restoration.

        19.2. Restoration. In case of any damage to or destruction of the Improvements located on the Property (or any part of such Improvement), other than a Total Destruction, Tenant, whether or not the insurance proceeds, if any, on account of such damage or destruction shall be sufficient for the purpose, at its expense will promptly commence and complete (subject to Unavoidable Delays) Restoration of such Improvements.

        19.3. Total Destruction. In case of (a) the destruction during the last two years of the Fixed Term of all of the Improvements located on the Property, or (b) the destruction during the last two years of the Fixed Term of such a substantial part of the Improvements located on the Property that, in the good faith judgment of the Board of Directors of Tenant, Restoration of such Improvements is not economically feasible (any such destruction being hereinafter referred to as a "Total Destruction"), Tenant may, by notice to Landlord given within 60 days after the date of such destruction, terminate this Lease.

        In the event of such termination of this Lease by the Tenant as a result of such Total Destruction, the obligation of the Tenant to pay Basic Rent and all other obligations of the Tenant hereunder shall be prorated as of the date of termination. The Tenant agrees that all insurance proceeds with respect to the Property and the Improvements shall be automatically assigned and paid over solely to the Landlord and the Tenant shall have no right, title or interest in the same.

        19.4. Application of Insurance Proceeds. Tenant hereby irrevocably assigns to Landlord any compensation or insurance proceeds to which Tenant may become entitled by reason of Tenant's interest in the Property if the Property or any part thereof is damaged or destroyed by fire or other casualty. Any compensation or insurance payment of more than $10,000 shall be paid to and held in trust and applied in accordance with this Lease by Mortgagee or, if there is no Mortgagee or if Mortgagee does not require that it hold such compensation, by Landlord; provided, however, that any such compensation or insurance payment which is not in excess of $10,000 shall be paid directly to Tenant (if no Event of Default than exists hereunder) and shall be expended by Tenant in connection with the Restoration of the Property (with the balance of such proceeds, if any, being retained by Tenant upon the completion of such Restoration).

        20. Taking of Property.

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


     20.1. Tenant to Give Notice; Assignment of Awards, etc. In case of a Taking, or the commencement of any proceedings or negotiations that might result in a Taking, in respect of which the Restoration of the Property is reasonably estimated to cost more than $10,000, Tenant will promptly give notice thereof to Landlord, generally describing the nature and extent of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking that might result therefrom. Tenant hereby irrevocably assigns, transfers and sets over to Landlord all rights of Tenant to any award or payment on account of any Taking of Tenant's Leasehold and irrevocably authorizes and empowers Landlord, with full power of substitution, in the name of Tenant or otherwise, to file and prosecute what would otherwise be Tenant's claim for any such award or payment and to collect, receipt for and retain the same.

     20.2. Partial Taking.  In the case of a Taking other than a Total Taking,
(a) this Lease shall remain in effect as to the portion of the Property remaining immediately after such Taking, without any abatement or reduction of Basic Rent, Additional Rent or any other sum payable hereunder, and without any change or reduction in the amount of insurance required pursuant to Section 17 hereof, and (b) Tenant, whether or not the awards or payments, if any, on account of such Taking shall be sufficient for the purpose, at its expense will promptly commence and complete (subject to Unavoidable Delays) Restoration of the Property, except for any reduction in area of the Property caused by such Taking; provided, however, that in case of Taking for temporary use ("Temporary use" being defined for all purposes herein as any taking for less than nine consecutive months) Tenant shall not be required to effect any Restoration until such Taking is terminated.

     20.3. Total Taking. In case of the Taking during the Fixed Term of the Property in its entirety (or all of the Improvements located thereon) or the Taking during the Fixed Term (other than for temporary use) of such a substantial part of the Property (or the Improvements located thereon) that, in the good faith judgment of the Board of Directors of Tenant, either (a) the portion of the Property (or the Improvements located thereon) remaining after such Taking is (and after Restoration would be) unsuitable for use by Tenant in the operation of its business, or (b) Restoration of the Property (or the Improvements located thereon) is not economically feasible, this Lease shall terminate as of the date of such Taking.

     In the event of the termination of this Lease as a result of any such Taking, the Tenant hereby releases all right, title, claim and interest in and to any award or payments received or payable as a result of any such Taking of the Improvements and/or the Property, except that the Tenant shall be entitled to any separate award for the loss of its trade fixtures or equipment or moving allowances, if any such separate award is made.

     20.4. Application of Awards, etc. All awards and payments received by or payable to Landlord on account of a Taking (less the actual costs, fees and expenses incurred in connection with the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment, together with any interest or other income earned on such awards from the investment thereof and any other interest paid on such awards prior to disbursement hereunder) shall be paid to and held in trust and applied in accordance with this Lease by Mortgagee, or, if there is no Mortgagee or if Mortgagee does not require that it hold such award, by Landlord, and shall be applied or dealt with as follows:

        (a) All such awards and payments actually received on account of a Taking (other than a Total Taking) shall be applied as follows:

                (i) Subject to subparagraph (ii) below, such awards and payments shall be applied to pay the cost of the Restoration of the Property, such application to be effected substantially in the same manner and subject to the same conditions as provided in paragraph (a) of Section 19.4 hereof with respect to insurance proceeds; provided, however, that in case the total amount of such awards and payments shall not exceed $5,000, such awards and payments shall be paid over to Tenant, if no Event of Default then exists hereunder, upon Tenant's request and without compliance with any of such conditions.

                (ii) In case of a Taking for a temporary use, such awards and payments shall be paid to Tenant and there shall be no abatement in Tenant's obligation to pay Basic Rent and Additional Rent hereunder during the period of such temporary use; provided, however, that if any portion of such awards and payments is made by reason of any damage to or destruction of the Property (or the Improvements thereon) during such Taking for temporary use, such portion shall be held and applied as provided in subparagraph (i) above after such Taking is terminated.

                (iii) The balance, if any, of such awards and payments not required to be held or applied in accordance with subparagraphs (i) and (ii) above, shall be paid to Landlord following completion of the Restoration.

        (b) All such awards and payments received by or payable to Landlord on account of a Total Taking with respect to the Property (or the Improvements thereon) during the Fixed Term or any Extended Term shall, as contemplated by
Section 20.3 hereof, be paid over or assigned to Landlord.


   21. Certificate as to No Event of Default, etc.;  Financial Statements, etc.

        21. 1. Certificate of Tenant as to No Event of Default, etc. Tenant will deliver to Landlord within 10 days following Landlord's request therefor (but in no event more often than three times in any twelve-month period), (a) a Certificate of Tenant stating (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications),
(ii) the date to which the Basic Rent has been paid and that all Additional Rent payable on or before the date of such Certificate has been paid, and (iii) that no Event of Default exists hereunder, or, if any such Event of Default exists, specifying the nature and period of existence thereof and what action Tenant is taking or has taken with respect thereto, and (b) such information with respect to Tenant and the Property or any part thereof as from time to time may reasonably be requested.

     21.2. Certificate of Landlord. Within 10 days following Tenant's request therefor, but in no event more often than three times in any twelve-month period (which request shall (i) state that it is made pursuant to this Section
21.2 and that Tenant proposes, pursuant to Section 23.1 hereof, to assign its interest in this Lease or sublet a portion of the Property to a Person identified in such request, and (ii) be accompanied by a copy of this Lease and each modification hereof or amendment hereto, if any, to and including the date of such request, and a Certificate of Tenant stating that such copies are true, correct and complete copies of this Lease and of all such modifications and amendments), Landlord will deliver to Tenant a Certificate of Landlord stating
(a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications), (b) the date to which Basic Rent has been paid hereunder and (c) whether or not an Event of Default has been declared by Landlord hereunder, it being agreed that (and any such Certificate shall state that) no rights or remedies of Landlord hereunder or otherwise resulting from any condition, event or circumstance that would entitle
Landlord to declare an Event of Default (and with respect to which condition, event or circumstance no Event of Default has been declared on or before the date of such Certificate) shall be waived, impaired or diminished in any respect by reason of any such Certificate or any statement made therein. No failure of Landlord to deliver any such Certificate shall release, discharge or otherwise affect any of Tenant's or Landlord's rights or obligations hereunder.

     21.3. Financial Statements. Tenant will deliver to Landlord as soon as reasonably possible, and in any event within 120 days after the close of each fiscal year of Tenant, a copy of (i) the consolidated balance sheet of Tenant as of the end of such fiscal year, (ii) consolidated statements of income and shareholders' equity for Tenant with respect to such fiscal year, and (iii) consolidated statements of changes in financial position for Tenant with respect to such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except for any changes required by the Financial Accounting Standards Board and other changes consistent with generally accepted accounting principles) and accompanied by an unqualified opinion of independent public accountants of recognized national standing.

     22. Right of Landlord to Perform Tenant's Covenants, etc. If Tenant shall fail to make any payment or perform any act required to be made or performed by it hereunder, Landlord, upon notice to Tenant (except in cases of emergency that threaten bodily injury or material property damage), but without waiving or releasing any obligation or default, may make such payment or perform such act for the account and at the expense of Tenant, and may enter upon the Property and the Improvements or any part thereof for such purpose and take all such action thereon as, in the opinion of Landlord, may be necessary or appropriate therefor. No such entry shall constitute an eviction of Tenant. All reasonable payments so made by Landlord and all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) incurred in connection therewith or in connection with the performance by Landlord of any such act shall constitute Additional Rent hereunder.

     23. Assignments, Subleases, Mortgages, etc.

     23.1. Assignments, Subleases, etc. by Tenant. If no Event of Default shall have occurred and be continuing Tenant may, after obtaining the written consent of Landlord, at any time, sublet the Property or any part thereof, and may assign its interest in this Lease; provided, however, that (a) Tenant shall deliver to Landlord a fully executed counterpart of each such sublease or assignment promptly after execution thereof, and (b) no assignment, whether by operation of law, consolidation, merger, a sale of stock or otherwise, shall be effective prior to the execution by the assignee and delivery to Landlord of an instrument, reasonably satisfactory in form and substance to Landlord, assuming all of the obligations of Tenant under this Lease. No assignment or sublease made as permitted by this Section 23.1 shall affect or reduce any obligations of Tenant or any rights of Landlord hereunder, and all obligations of the Tenant originally named hereunder shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety, to the same extent as though no assignment or subletting had been made.

     23.2. Assignments, Mortgages, etc. by Landlord. The interest of Landlord in this Lease and in and to the Property or any part thereof may, at any time and from time to time, be sold, conveyed, assigned or otherwise transferred, without the prior written consent of Tenant, and upon any sale or conveyance of the Property as an entirety or any assignment or other transfer (other than for the purpose of securing indebtedness) by any party lessor of its interest in this Lease and in and to the Property, such party lessor shall be completely relieved of and from any and all obligations not theretofore accrued under this Lease or otherwise with respect to the Property, and such party lessor shall have no further obligations whatsoever to any party lessee, except to the extent that any such obligation accrued prior to the date of such sale, conveyance, assignment or transfer, and Tenant shall thereupon look only to the then owner of Landlord's estate in the Property for the performance of any obligations of Landlord hereunder. Landlord may also from time to time mortgage or assign, by way of pledge or otherwise, any or all of the rights, in whole or in part, of Landlord under this Lease to any Person as security for the indebtedness or other obligations of Landlord. From and after any such mortgage or assignment and to the extent provided in the instrument effecting such mortgage or assignment, (a) such Mortgagee may enforce any and all of the terms of this Lease to the extent so assigned as though such Mortgage had been a party hereto, (b) no action or failure to act on the part of Landlord shall adversely affect or limit any rights of such Mortgagee, (c) no such assignment shall constitute an assumption of any such obligations on the part of such Mortgagee, and (d) a copy of all notices, demands, consents, approvals and other instruments given by Tenant hereunder shall also be delivered to such Mortgagee, if such Mortgagee shall have provided Tenant with written notice of its address for such purposes.

     24. Events of Default; Termination. If any one or more of the following events ("Events of Default") shall occur (whatever the reason therefor, and whether voluntary or involuntary or by operation of law or pursuant to or in compliance with any judgment, decree or order of any court of any rule or regulation of any administrative or governmental body):

         (a) if Tenant shall fail to pay any installment of Basic Rent or Additional Rent, or other sum required to be paid by Tenant hereunder on the date the same becomes due and payable and such failure continues for more than five (5) Business Days following written notice by Landlord to Tenant; or

     (b) if Tenant shall fail to perform or comply with any term of this Lease (other than those referred to in clause (a) above) or any term of any instrument related hereto pursuant to which Tenant undertakes obligations or makes agreements for the benefit of Landlord or any Mortgagee and, in any such case, such failure shall continue for more than 30 days after an Officer of Tenant received notice (from any source) or otherwise obtains knowledge of such non-performance or noncompliance; provided, however, that in the case of any such failure that is susceptible of being cured but that cannot with diligence be cured within such 30-day period, if Tenant shall promptly commence to cure the same and shall thereafter prosecute the curing thereof with diligence, the period within which such failure may be cured shall be extended for such further period as shall be necessary for the curing thereof with diligence, or

     (c) if any material representation or warranty made by Tenant herein, in any document or certificate furnished by Tenant or any Mortgagee in connection herewith or therewith or pursuant hereto or thereto, or any material representation or warranty made by Tenant in any assignment or reassignment by Landlord of this Lease shall be incorrect in any material respect as of the date when made; or

     (d) if the Property or the Improvements shall be left vacant and without maintenance and security; or

     (e) if Tenant shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     (f) if an involuntary case or other proceeding shall be commenced against Tenant seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undischarged and unstayed for a period of 90 days, or if an order for relief shall be entered against Tenant under the federal bankruptcy laws as now or hereafter in effect; or

     (g) if a final judgment that, together with other outstanding final judgments against Tenant, exceeds an aggregate of $30,000 shall be rendered against Tenant, and if, within 120 days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or if within 120 days after the expiration of such stay, such judgment shall not have been discharged;

then, and in any such event, Landlord may at any time thereafter, during the continuance of any such Event of Default, give a written termination notice to Tenant specifying a date (not less than five days from the date on which such notice is given) on which this Lease shall terminate, and, on such date, subject to the provisions of Section 26 hereof relating to the survival of Tenant's obligations hereunder, the term of this Lease shall terminate by limitation and all rights of Tenant under this Lease shall cease. All reasonable costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) occasioned by any default by Tenant under this Lease shall constitute Additional Rent hereunder.

        25. Repossession, etc. If an Event of Default shall have occurred and be continuing, Landlord, whether or not the term of this Lease shall, have been terminated pursuant to Section 24 hereof, may enter upon and repossess the Property or any part thereof by legal process, summary proceedings, ejectment or otherwise, and may remove Tenant and all other persons and any and all property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal.

        26.  Survival of Tenant's Obligations; Damages.

             26.1. Termination of Lease Not to Relieve Tenant of Obligations. No termination of the term of this Lease pursuant to Section 24 hereof, by expiration or by operation of law or otherwise, and no repossession of the Property or any part thereof pursuant to Section 25 hereof or otherwise, and no reletting of the Property, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

             26.2. Current Damages. In the event of any such termination, repossession or reletting, Tenant will pay to Landlord the Basic Rent and all Additional Rent and other sums required to be paid by Tenant up to the time of such termination, repossession or relettng, and thereafter Tenant, until the end of what would have been the term of this Lease (including the Fixed Term) in the absence of such termination or repossession, and, whether or not the Property or any part thereof shall have been relet, shall be liable to Landlord for and shall pay to Landlord, as liquidated and agreed current damages for Tenant's default, (a) the Basic Rent and all Additional Rent and other sums that would be payable under this Lease by Tenant in the absence of such termination or repossession, plus, (b) all reasonable expenses directly incurred by Landlord in connection with such termination and repossession and any reletting effected for the account of Tenant pursuant to Section 25 hereof (including, without limitation, all, repossession costs, brokerage commissions, legal expenses, attorney's fees, employees expenses, alteration costs and expenses of preparing for such reletting), less (c) the proceeds, if any, of such reletting. Tenant will pay such current damages monthly on the days on which the Basic Rent would have been payable under this Lease in the absence of such termination, repossession or reletting, and Landlord shall be entitled to recover the same from Tenant on each such day.

             26.3. Final Damages. At any time after any such termination or repossession, whether or not Landlord shall have collected any current damages as aforesaid, Landlord shall be entitled to recover from Tenant and Tenant will pay to Landlord on demand, as and for liquidated and agreed final damages beyond the date of such demand, (a) an amount equal to the excess of (i) all past due Basic Rent and Additional Rent plus the present value of all Basic
Rent and Additional Rent that would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 26.2 hereof to pay current damages) for what would be the unexpired term of this Lease in the absence of such termination or repossession, over (ii) the present value of the fair market rental for the Property at the date of this Lease, which present value shall in each case be determined by the application of a discount factor of 10% per annum. Payment of final damages herein is limited to those damages not accounted for and paid for under 26.2.

        27. Tenant's Waiver of Statutory Rights. In the event of any termination of the term of this Lease pursuant to Section 24 hereof or any repossession of the Property or any part thereof pursuant to Section 25 hereof, Tenant, so far as permitted by law, waives any right of redemption, re-entry or repossession.

        28. No Waiver by Landlord. No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect, or the rights of Landlord with respect to any other then existing or subsequent breach. No foreclosure, sale or other proceedings under any mortgage or other security arrangement with respect to the Property shall discharge or otherwise affect the obligations of Tenant hereunder.

        29. Remedies Cumulative. Each right, power and remedy of Landlord provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or attempted exercise by Landlord of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all such other rights, powers or remedies.

        30. Modification, Acceptance of Surrender. No modification, termination or surrender to Landlord of this Lease and no surrender of the Property or any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by any representative or agent of Landlord, and no act by Landlord, other than such a written agreement and acceptance by Landlord, shall constitute an agreement thereto or acceptance thereof.

        31. End of Lease Term. Upon the expiration or earlier termination of this Lease, Tenant, at its expense, shall quit and surrender to Landlord the Property in good order and condition, ordinary wear and tear excepted, and, if requested by Landlord, shall remove, at Tenant's expense, all of Tenant's Equipment therefrom and shall repair, at Tenant's expense, all damage caused by such removal.

        32. Notices, etc. All notices, offers, acceptances, rejections, consents and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class registered or certified mail, postage prepaid, or sent by a nationally recognized overnight courier service, addressed:


        If to Landlord:

        Ryan Properties, Inc.
        700 International Centre
        900 Second Avenue South
        Minneapolis, Minnesota 55402



or at such other address as Landlord shall have furnished to Tenant in writing; and

        If to Tenant:

        Joe Cunningham
        Ruffalo Cody & Associates, Inc.
        221 Third Avenue SE
        Cedar Rapids, IA 52401



        with a copy to:

        Bill Neppl
        White & Johnson, P.C.
        1715 lst Avenue SE
        Cedar Rapids, IA 52402

or at such other address as Tenant shall have furnished to Landlord in writing.

        33. Short Form or Memorandum. Landlord and Tenant shall execute and deliver a short form or memorandum of this Lease, satisfactory in form and substance to Landlord and Tenant, for recording in the proper office or offices in each of the states in which the Property is located.

        34. Quiet Enjoyment. So long as Tenant shall pay the Basic Rent and Additional Rent and any other sums payable hereunder as the same become due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant (and any subtenant of Lease permitted pursuant to the terms of this Lease) shall peaceably and quietly have, hold and enjoy the Property for the term hereof, subject, however, to all the terms of this Lease. No failure by Landlord to comply with the foregoing covenants during the Fixed Term shall give Tenant any right to cancel or terminate this Lease or to abate, reduce or make a deduction from or offset against the Basic Rent or any Additional Rent or any other sum payable under this Lease, or to fail to perform any other obligation of Tenant hereunder. Notwithstanding anything contained in this Lease to the contrary, it is specifically understood and agreed that neither Landlord nor any beneficiary of Landlord, nor any officer, director or shareholder of any of the foregoing, or any Mortgagee, shall have any personal liability in respect of any of the terms, covenants, conditions or provisions of this Lease. Nothing contained in this Section 34 shall prohibit Landlord, or any Mortgagee, or their respective authorized representatives, from entering the Property at reasonable times to inspect the same.

        35. Miscellaneous. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and are intended to be limited to the extent necessary so that they wili not render this Lease invalid, illegal or unenforceable under the provisions of any applicable law. If any term of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term shall not be affected thereby. This Lease may be changed, waived, discharged or terminated only by an instrument in writing, signed by each of the parties hereto. Subject to Section 23.2 hereof, this Lease shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. This Lease shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The headings in this Lease are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. It is understood by both parties that at the time of signing Landlord has not purchased the property. This lease does not take full effect until the title is transferred to the Landlord which is anticipated on October 7th, 1994. In any event, if such closing does not take place by November 1st, 1994, this lease shall become null and void with written notice from either party.

        36. Definitions. As used in this Lease, the following terms shall have the following respective meanings, applicable both to the singular and plural forms of the terms so defined:

        Additional Rent: the meaning specified in Section 3 hereof.

        Basic Rent: the meaning specified in Section 2 hereof.

        Business Day: any day other than a day on which banking institutions in the State of Iowa are authorized by law to close.

        Casualty Termination Date: the meaning specified in Section 19.3 hereof.

        Certificate: with respect to any corporation, a certificate of such corporation signed by the President or a Vice President and by the Treasurer, Comptroller, Assistant Treasurer or Assistant Comptroller of such corporation.

        Estoppel Certificate: the meaning specified in Section 21 hereof.

        Event of Default: the meaning specified in Section 24 hereof.

        Fixed Term: the meaning specified in Section 1 hereof.

        Improvements: the meaning specified in Section 1 hereof.

        Indemnified Party: the meaning specified in Section 11 hereof.

        Insurance Requirements: all terms of any insurance policy covering Tenant or covering or applicable to the Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the national Board of First Underwriters (or any other body exercising similar functions) applicable to or affecting the Property or any part thereof or any use or condition of the Property or any part thereof.

        Legal Requirements: all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities (including, without limitations, environmental protection, planning and zoning authorities), agencies (and other governmental or quasigovernmental units, whether Federal, state, count, district, municipal, city or other), and any officials and officers thereof, which now or at any time hereafter may be applicable to Tenant with respect to the Property or to the Property or any part thereof (including any which may apply to the repair, use or maintenance of the Property or any part thereof), or any of the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, or any use or condition of the Property or any part thereof.

        Mortgage: any mortgage or other similar instrument from time to time providing for the assignment as security of Landlord's interest in the Property or this Lease by the holder thereof.

        Mortgagee: the mortgagee under any Mortgage.

        Permitted Exceptions: the exceptions set forth on Exhibit A hereto.

        Person: a corporation, an association, a partnership, an organization, a trust, an individual, a government or political subdivision thereof or a governmental agency.

        Property: the meaning specified in Section 1 hereof.

        Restoration: in case of damage to or destruction of the Property or of the Improvements located thereon, the restoration, replacement or rebuilding of the Property or the Improvements as nearly as possible to its value, condition and character immediately prior to such damage, destruction or Taking, with such alterations and additions as may be made at Tenant's election pursuant to and subject to the conditions of Section 7 hereof, together with any temporary repairs and property protection which may be required pending completion of such work.

        Taking: a temporary or permanent taking by a government or political subdivision thereof or by a governmental agency during the term hereof of all or part of the Property, or any interest therein or right accruing thereto, as the result of or in lieu of or in anticipation of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Property or any part thereof. Such a taking shall be deemed to have occurred on the date on which Tenant shall be legally required to relinquish possession of the Property.

        Taking Termination Date: the meaning specified in Section 20.3 hereof.

        Taxes:  the meaning specified in Section 13 hereof.

        Tenant: Ruffalo, Cody and Associates, Inc., together with any entity or entities succeeding to all or substantially all of the assets of it, by merger or otherwise.

        Tenant's Equipment: the trade fixtures and other similar items of property.

        Total Destruction: the meaning specified in Section 19.3 hereof.

        Total Taking: the meaning specified in Section 20.3 hereof.

        Unavoidable Delays: delays due to acts of God, governmental restrictions, enemy actions, civil commotion, firs, unavoidable casualty, strikes, shortages of supplies or other causes beyond the control of Tenant, but lack of funds shall not be deemed a cause beyond the control of Tenant.

        IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed as of the date first set forth above.

                Landlord:

                RYAN PROPERTIES, INC.


                By /s/ JEFF A. SMITH
                  ----------------------------
                  Its    Vice President
                     -------------------------






                Tenant:

                RUFFALO, CODY AND ASSOCIATES, INC.


                By /s/    ALBERT P. RUFFALO
                  -------------------------
                  Its    President/CEO
                     ----------------------

                And

                By /s/    JOSEPH P. CUNNINGHAM
                  ----------------------------
                  Its    Treasurer
                     -------------------------

STATE OF IOWA)
               )SS.
COUNTY OF LINN)

        The foregoing was acknowledged before me this 26th day of Sept., 1994, by Albert P. Ruffalo, the President/CEO of RUFFALO CODY & ASSOCIATES, a Iowa corporation, on behalf of said corporation.


                                        /s/   ANNE FABER SEIDL
                                        -------------------------


STATE OF IOWA)
               )SS.
COUNTY OF LINN)

        The foregoing was acknowledged before me this 26th day of Sept., 1994, by Joseph P. Cunningham, the Treasurer of RUFFALO CODY & ASSOCIATES, a Iowa corporation, on behalf of said corporation.



                                        /s/   ANNE FABER SEIDL
                                        -------------------------


                          [SEAL]      ANNE FABER SEIDL
                                      MY COMMISSSION EXPIRES
                                             11-2-95

                                   EXHIBIT C

                                   BASIC RENT


Tenant agrees to pay Landlord:

         I. for the period from the commencement of this Lease through the sixtieth (60th) full month of the term a monthly base rent of $29,851.25;

         II. for the period from the sixty-first (61st) month of this Lease through the one hundred-twentieth (120th) full month of the term a monthly base rent of $32,429.31;


payable on the first day of each month in advance, without notice.





                                       24